FILING FEE TABLE

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified In Its Charter)

TABLE 1 – NEWLY REGISTERED SECURITIES

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(c); 457(h)	547,792	$91.08	$49,892,895.36	$0.0001102	$5,498.20
	Total Offering Amounts					$49,892,895.36		$5,498.20
	Total Fee Offsets							-
	Net Fee Due							$5,498.20

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Microchip Technology Incorporated International Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Calculated on the basis of the average of the high and low prices per share of common stock as reported by The Nasdaq Stock Market on July 27, 2023.